EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT is made and entered as of the 1st day of July, 1995, by and between CAPITOL CARE MANAGEMENT COMPANY, INC., a Georgia corporation, hereinafter sometimes referred to as "EMPLOYER" or "Corporation" and DARRELL C. TUCKER, hereinafter sometimes referred to as "EMPLOYEE".

     WHEREAS, the EMPLOYER has offered and the EMPLOYEE has accepted employment upon certain terms and conditions; and

     WHEREAS, the parties desire to reduce the employment agreement in writing;

     NOW, THEREFORE, IT IS MUTUALLY AGREED AS FOLLOWS:

                      W I T N E S S E T H :

                            ARTICLE I.
                         DUTIES AND TERM

     FOR AND IN CONSIDERATION of Ten ($10.00) Dollars, and other good and valuable considerations exchanged between the parties, receipt of which is hereby acknowledged.

     The EMPLOYER does hereby employ the EMPLOYEE for a term of two (2) years to commence on the 1st day of July, 1995 and continue to June 30, 1997, and to continue thereafter unless terminated prior to any such annual renewal.

     THE EMPLOYEE shall serve in a capacity with the EMPLOYER as President, and such other offices as may be designated from time to time by the Corporation's Board of Directors, and at the discretion of the Board, serve upon the Corporation's Board of Directors as from time to time may be determined by resolution of the Board. The EMPLOYEE shall devote his full time, undivided attention and full business efforts to his duties as an employee of the Corporation which shall include but are not limited to the following:

     (a) Hire, train and employ all employees under him as may be required on behalf of the Corporation to enable the Corporation to conduct its business in an orderly fashion;

     (b) Supervise the business affairs of the Corporation in conducting its business in an orderly fashion;

     (c) Assume administrative responsibility for fulfillment of contractual duties of the Corporation in performing its management contracts with health care facilities;

     (d) Supervise the day-to-day running and operation of the health care facilities under management contracts with the Corporation;

     (e) Maintain physical responsibility be keeping or causing to be kept all necessary books and records of the Corporation in the customary and orderly fashion;

     (f) To report to the Corporation's other executives or Board as from time to time shall be directed to the EMPLOYEE;


     (g) To be a faithful and loyal employee and act in a fiduciary manner with the EMPLOYER in performing his duties in a professional and satisfactory manner which will be in the best interest of the EMPLOYER.

     (h) To refrain from engaging in other business enterprises either directly or indirectly during this Agreement without the express prior written approval of EMPLOYER.

                           ARTICLE II.
                    COMPENSATION AND BENEFITS

     The EMPLOYER shall pay to the EMPLOYEE (in accordance with normal payroll procedures) an annual salary of Two Hundred Twenty Thousand Dollars ($220,000) beginning July 1, 1995, an annual salary of Two Hundred Forty-Five Thousand Dollars ($245,000) beginning July 1, 1996, and increases of ten percent (10%) per annum thereafter in subsequent years.

     The EMPLOYER shall provide employee with a car allowance of One Thousand Two Hundred Dollars ($l,200.00) per month for the duration of this Employment Contract.

     EMPLOYEE will be eligible to participate in the annual year end Bonus
Pool.

     EMPLOYER will grant to EMPLOYEE each year under its stock option plan an option to purchase 50,000 shares of common stock at the closing price on the date granted, exercisable for a period of five years; provided, however, such options shall only be automatically granted in years in which the Corporation (including its parent corporation) increases its profit over the previous year's profit.

     The EMPLOYER shall provide paid health insurance (family coverage) to the EMPLOYEE under the standard group policy of the EMPLOYER. The EMPLOYER shall provide paid term life insurance on the EMPLOYEE in the amount of $1,000,000. The EMPLOYEE shall take such annual and sick leave with pay as may be determined by resolution of the EMPLOYER'S Board of Directors.

                           ARTICLE III.
                      RESTRICTIVE COVENANTS

     The EMPLOYEE further covenants and agrees that he will not, during the term of this employment nor for a period of two (2) years immediately following the termination of this employment (regardless of whether said termination is voluntary or involuntary) engage in the business of, or be employed by a business entity in competition with the primary business of the EMPLOYER. For purposes of this Agreements the primary business of the EMPLOYER is the management of health care facilities. This restrictive covenant shall apply in a geographic area within twenty-five (25) miles of each city or cities in which the EMPLOYER does business or has done business during the term of this Agreement. This restrictive covenant is applicable to employment or service directly or indirectly by the EMPLOYEE through consultation, advice or other indirect methods of competition. The EMPLOYEE is further restricted upon termination of this employment from the employment of, or offer of, employment to any other employees of the Corporation or from engaging in business, in partnership or joint ownership, of another business entity with any other employee of the Corporation for a period of six (6) months after the termination either voluntarily or involuntarily of this Employment Agreement.

     The EMPLOYEE agrees that during the course of his employment, he will acquire information and knowledge respecting the confidential affairs of the EMPLOYER in various phases of its business. Accordingly, the EMPLOYEE agrees that he shall not, at any time, use for himself or disclose to any other person not employed by the Corporation, any such knowledge or information heretofore acquired or acquired during the term of this Agreement. He further agrees that all memorandums, notes, records, papers and other documents and all copies thereof relating to the Corporation's operation or business, some of which may be prepared by him, and all other objects associated therewith and in any way obtained by him, shall be the Corporation's property. This shall include, but is not limited to, documents and objects, concerning any process, system, approach, technique, consultation or advice to clients, business techniques and other trade secrets. At the conclusion of this Agreement, whether voluntarily or involuntarily, the EMPLOYEE shall deliver all such documents and objects that may be in his possession to the Corporation, at the Corporation's request, together with his written certification of compliance.

     The parties further agree that should the EMPLOYEE violate the terms of this restrictive covenant, that the EMPLOYER shall be entitled to not only monetary damages as may be assessed by a Court of competent jurisdiction, but in addition, extraordinary injunctive relief to prohibit perpetually violation of these restrictive covenants.

                           ARTICLE IV.
                      TERMINATION FOR CAUSE

EMPLOYER reserves the right to terminate this Agreement at any time after its Board of Directors, by a majority vote, approves and directs such termination for any of the following reasons:

     (1) EMPLOYEE shall fail to perform or comply with any term or condition of this Agreement and such failure continues for a period of (10) days after written notice from the Board of Directors of EMPLOYER;.

     (2) EMPLOYEE commits any offense involving moral turpitude which would offend public decency or morality, or cause EMPLOYEE or EMPLOYER public ridicule or scorn or has the potential for public scandal;

     (3) EMPLOYEE violates any federal, state or local laws or ordinances for which EMPLOYER might become liable.

     Termination for cause for any of the above described reasons shall be immediately effective upon written notice, posted by certified mail to the EMPLOYEE'S current address on file with the EMPLOYER.

     In the event of termination for cause by EMPLOYER, compensation and any and all benefits to which EMPLOYEE is entitled, unless otherwise provided by law, shall cease at midnight on the Both day following the date of notice of termination.

                           ARTICLE V.
                          MISCELLANEOUS

     This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia. Should any particular provision or paragraph or article of this Agreement be determined by a Court of competent jurisdiction to be illegal, then the remaining provisions shall be severable and legally binding.

     This Agreement constitutes the full and complete understanding and agreement of the parties, supersedes all prior understandings and arrangements as to the employment of EMPLOYEE with EMPLOYER and cannot be amended, changed or modified without the consent in writing of the parties hereto.

     This Agreement shall inure to and be binding upon the Executors, Administrators, and personal representatives of the EMPLOYEE and the EMPLOYER'S assigns or successors in interest. Should it become necessary to enforce any of the terms, provisions or obligations in this Agreement, the guilty party shall pay the other parties' reasonable attorney fees incurred as a result of any action for the enforcement of all rights, duties and obligations contained herein.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the 1st day of July, 1995.

EMPLOYER:

CAPITOL CARE MANAGEMENT COMPANY, INC .

By:/s/ Chris Brogdon                Its: Secretary
       CHRIS BROGDON

EMPLOYEE:

/s/ Darrell C. Tucker
    DARRELL C. TUCKER